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                                                                Exhibit 23-B-2


        [PRINTED ON RYDER SCOTT COMPANY PETROLEUM ENGINEERS LETTERHEAD]




                                    CONSENT


        As independent petroleum and natural consultants, we hereby consent to the filing of this Letter Report dated February 3, 1995 in its entirety as an Exhibit to the 1994 Annual Report of The Columbia Gas System, Inc., to the Securities and Exchange Commission on Form 10-K, and any Registration Statement of The Columbia Gas System, Inc. relating to the issue of securities to the public during 1995 and the first quarter of 1996; to the quotation or summarization of portions of this Letter Report, subject to our approval of the related page(s) of the document(s), in the 10-K, the Prospectus included in said Registration Statement(s) or the 1994 annual Report to Stockholders; and, subject to approval of the related page(s) of the document(s), to the use of our name and the reliance upon our authority as experts in said Annual Report to Stockholders, Form 10-K and Prospectus(es) and in Part II of said Registration Statement(s). We have no interest of a substantial or material nature in The Columbia Gas System, Inc., or in any affiliate, nor are we to receive any such interest as payment for the preparation of this Letter Report; we have not been employed for such preparation on a contingent fee basis; and we are not connected with The Columbia Gas System, Inc., or any affiliate as a promoter, underwriter, voting trustee, director, officer, employee, or affiliate.

                                  RYDER SCOTT COMPANY
                                  PETROLEUM ENGINEERS


                                  /s/ Ryder Scott Company Petroleum Engineers
                                  -------------------------------------------

Houston, Texas
January 4, 1996